NOTE


$3,000,000                                               As of December 19, 2001


         Dick Simon Trucking, Inc., a Utah corporation ("Borrower"), promises to pay to the order of the Jerry and Vickie Moyes Family Trust ("Lender") the principal sum of Three Million Dollars ($3,000,000) in immediately available funds at 2200 South 75th Avenue, Phoenix, AZ 85043, together with interest on the unpaid principal amount hereof at the rate of seven percent (7%) per annum, on or before January 31, 2002; provided, in the event of default in payment on this Note, the rate of interest to be paid from and after the date of such default shall be the lesser of twelve percent (12%) per annum, or the maximum rate allowed under applicable law. Borrower shall pay the principal of and accrued and unpaid interest on this Note in full on or before January 31, 2002, without penalty for prepayment.

         This Note is secured by a Deed to Secure Debt dated as of December 19, 2001 on certain Conley, DeKalb County, Georgia real estate ("Property"), in which Borrower is the Grantor and Lender is the Grantee.

         Title to the Property may not be transferred, unless such transfer is pursuant to the Deed to Secure Debt. In the event the title to the Property is transferred, or contracted to be transferred, from Borrower for any reason or by any method whatsoever, except pursuant to the terms of the Deed to Secure Debt, the entire principal sum shall at once become due and payable at the election of Lender.

         Upon breach of any promise made in this Note, including without limitation, a failure to make payment within five (5) days after the same becomes due and payable (whether by extension, acceleration, or otherwise), Lender may, at its option, declare this Note and the entire indebtedness hereby evidenced to be immediately due and payable and collectable then or thereafter as Lender may elect, regardless of the date of maturity, and the notice of the exercise of said option is hereby expressly waived by any party hereto.

         Borrower hereby waives presentment, protest, notice of protest, all notice of dishonor and diligence in collection, and any and all other prior notices of defenses except payment, and further agrees that, without notice to it and without discharging it, this Note may be from time to time extended or renewed for any term or terms by agreement between Lender and Borrower.


                                   DICK SIMON TRUCKING, INC.

                                By:
                                   ---------------------------------------------
                        Print name:
                                   ---------------------------------------------
                             Title:
                                   ---------------------------------------------